                                                                    EXHIBIT 10.6



                         INTELLECTUAL PROPERTY AGREEMENT

                                     BETWEEN

                                   AT&T CORP.

                                       AND

                          AT&T WIRELESS SERVICES, INC.

                                TABLE OF CONTENTS

1.  DEFINITIONS.................................................................1

       1.1.   "Applicable Date".................................................1
       1.2.   "AWS Change of Control Date"......................................1
       1.3.   "Cellular Field"..................................................1
       1.4.   "Change of Control"...............................................1
       1.5.   "Complying Party".................................................1
       1.6.   "Customer Related Proprietary Information"........................1
       1.7.   "Defending Party".................................................1
       1.8.   "Derivative Work".................................................1
       1.9.   "Existing Parent Patents" ........................................2
       1.10.  "Existing Wireless Group Patents" ................................2
       1.11.  "Fixed Wireless Services".........................................2
       1.12.  "IPR Futures" ....................................................2
       1.13.  "Joint Materials".................................................2
       1.14.  "Joint Patent Applications".......................................3
       1.15.  "Joint Proprietary Information"...................................3
       1.16.  "Joint Software"..................................................3
       1.17.  "License Restricted Patents"......................................3
       1.18.  "Materials".......................................................3
       1.19.  "Mobile Wireless Services"........................................3
       1.20.  "Non-Registering Party"...........................................3
       1.21.  "Parent Materials"................................................3
       1.22.  "Parent Proprietary Information"..................................3
       1.23.  "Parent Software".................................................3
       1.24.  "Proprietary Information".........................................3
       1.25.  "Reasonable Efforts"..............................................3
       1.26.  "Registering Party"...............................................4
       1.27.  "Restricted Term".................................................4
       1.28.  "Selected Defensive Protection Patents"...........................4
       1.29.  "Software"........................................................4
       1.30.  "Special Affiliates"..............................................4
       1.31.  "Specified Patents"...............................................4
       1.32.  "Strategic Competitors"...........................................4
       1.33.  "Supply Person"...................................................4
       1.34.  "Third Party".....................................................4
       1.35.  "Third Party Infringement Claim"..................................4
       1.36.  "Third Party IP License"..........................................4
       1.37.  "Wireless Group Assigned Patents".................................5
       1.38.  "Wireless Group Materials"........................................5
       1.39.  "Wireless Group Proprietary Information"..........................5
       1.40.  "Wireless Group Software".........................................5

2.  SOFTWARE....................................................................5

       2.1.   Existing Software Ownership.  ....................................5
       2.2.   Allocation of Software Ownership Within A Group.  ................5
       2.3.   Software License Grants...........................................5
       2.4.   Furnishing of Software.  .........................................6
       2.5.   Subsequent Derivative Works.  ....................................6
       2.6.   Confidentiality of Software.  ....................................7

3.  PROPRIETARY INFORMATION AND MATERIALS.......................................7

       3.1.   Ownership of Existing Proprietary Information.  ..................7
       3.2.   Existing Materials Ownership.  ...................................8
       3.3.   Allocation of Ownership of Proprietary Information and Materials
              Within A Group...............................                     8
       3.4.   License Grants for Proprietary Information and Materials..........8
       3.5.   Subsequent Derivative Works.  ....................................9
       3.6.   Confidentiality Obligations.  ....................................9
       3.7.   Limitations on Confidentiality Restrictions.  ...................10
       3.8.   Compelled Production.............................................10

4.  JOINTLY OWNED SOFTWARE, MATERIALS, PROPRIETARY INFORMATION AND PATENT
            APPLICATIONS......................................                 10

       4.1.   Meaning of Joint Ownership.  ....................................10
       4.2.   Registration and Obtaining Patent Protection.  ..................11
       4.3.   Joint Patent Applications.  .....................................11
       4.4.   Infringement by Third Parties.  .................................13

5.  PATENTS....................................................................14

       5.1.   Patent License Grants............................................14
       5.2.   Customer Pass-Through.  .........................................14
       5.3.   No Implied Rights.  .............................................14
       5.4.   Refraining From Licensing........................................14
       5.5.   Assignment of Wireless Group Assigned Patents.  .................15
       5.6.   Delivery.  ......................................................16
       5.7.   Prosecution of Applications.  ...................................16
       5.8.   Licensing of Specified Patents.  ................................16

6.  IPR FUTURES AND ISSUES OF OWNERSHIP........................................16

       6.1.   Ownership Unaffected by this Agreement.  ........................16
       6.2.   No Rights or Licenses Granted.  .................................16
       6.3.   Issues as to Ownership.  ........................................17

7.  DEFENSIVE PROTECTION.......................................................17

       7.1.   Notice of Defensive Protection Right.  ..........................17

       7.2.   Identification of Selected Defensive Protection Patents.  ........17
       7.3.   Grant of Sublicensing Right.  ....................................17
       7.4.   Assignment of Selected Defensive Protection Patents.  ............18
       7.5.   Appointment of Licensing Agent.  .................................18

8.  SUPPLIER LICENSING..........................................................18

       8.1.   Request for License.  ............................................18
       8.2.   Granting of Request to License....................................19
       8.3.   Compensation.  ...................................................19

9.  LICENSING OF SPECIAL AFFILIATES.............................................19

       9.1.   Request for License.  ............................................19
       9.2.   Granting of Request to License.  .................................19
       9.3.   Compensation.  ...................................................19

10. THIRD PARTY IP LICENSES.....................................................19

       10.1.    Third Party IP Licenses -- Patents.  ...........................19
       10.2.    Third Party IP Licenses -- Other Than Patents.  ................20
       10.3.    Assumption of Liabilities and Indemnification.  ................20
       10.4.    AWS Covenants...................................................20

11. ASSIGNMENT / SUBLICENSING...................................................20


12. NO WARRANTIES OR REPRESENTATIONS............................................23


13. GOVERNING LAW; IP CLAIMS....................................................23

       13.1.    Choice of Law.  ................................................23
       13.2.    Intellectual Property Rights.  .................................23
       13.3.    Equitable Remedies.  ...........................................23

14. NOTICE......................................................................23


15. MISCELLANEOUS...............................................................24

SCHEDULE A ...............              License Restricted Patents

SCHEDULE B ...............              Patent Assignment

SCHEDULE C ...............              Strategic Competitors

SCHEDULE D...............               List of Certain AT&T Patents

SCHEDULE E................              List of Certain AWS Patents

SCHEDULE F........ List of Joint Patent Applications

SCHEDULE G........ List of Specified Patents and Applicable Licensing Principles

                         INTELLECTUAL PROPERTY AGREEMENT

         This Intellectual Property Agreement (the "Agreement") is made, effective as of the Distribution Date, by and between AT&T Corp., a New York corporation ("Parent"), and AT&T Wireless Services, Inc. ("AWS").

         WHEREAS, the Parties have entered into that certain Separation and Distribution Agreement (the "SDA") dated as of June 4, 2001; and,

         WHEREAS, pursuant to the SDA, the Parties desire to enter into this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.     DEFINITIONS

       Unless otherwise defined in this Section 1 or elsewhere in this Agreement, terms defined in the SDA and used in this Agreement shall have the respective meanings assigned to them in the SDA.

       1.1. "Applicable Date" means the AWS Change of Control Date, but only for so long as AWS and those Affiliates that are its Affiliates immediately prior to the AWS Change of Control Date, together with the business of AWS and such Affiliates, remain distinct from and are not combined in any meaningful way with the entity and its Affiliates that caused the relevant Change of Control. Thereafter, the Applicable Date shall be the Distribution Date.

       1.2.     "AWS Change of Control Date" shall have the meaning set forth in
                Section 11.3.

       1.3. "Cellular Field" as used herein with respect to any Person, means the provision of Mobile Wireless Services by that Person.

       1.4.     "Change of Control" shall have the meaning set forth in the SDA.

       1.5.     "Complying Party" shall have the meaning set forth in Section
                7.1.

       1.6. "Customer Related Proprietary Information" shall have the meaning set forth in Section 3.1.

       1.7.     "Defending Party" shall have the meaning set forth in Section
                7.1.

       1.8. "Derivative Work" means a work which is based upon one or more preexisting works, and which is a revision, modification, translation, abridgment, condensation, expansion, collection, compilation, or any other form in which such preexisting works may be recast, transformed, or adapted, and which, if prepared without authorization by the owner of a preexisting work, would constitute a copyright infringement.

       1.9.     "Existing Parent Patents" means:

                1.9.1. all issued domestic and foreign patents that, immediately prior to the Distribution Date, are owned by any member of the Parent Group;

                1.9.2. all domestic and foreign patents that issue within three years after the Distribution Date on (i) applications that, immediately prior to the Distribution Date, are owned by any member of the Parent Group, and (ii) applications that are continuations (but not continuations in part) or divisions of the applications described in clause (i); and

                1.9.3. all reissues, reexaminations and renewals of the patents described in Sections 1.9.1 and 1.9.2,

                but excluding the Wireless Group Assigned Patents.

       1.10.    "Existing Wireless Group Patents" means:

                1.10.1.  all Wireless Group Assigned Patents;

                1.10.2. all issued domestic and foreign patents that, immediately prior to the Distribution Date, are in the name of any member of the Wireless Group;

                1.10.3. all domestic and foreign patents that issue within three years after the Distribution Date on (i) applications that, immediately prior to the Distribution Date, are in the name of any member of the Wireless Group, and (ii) applications that are continuations (but not continuations in part) or divisions of the applications described in clause (i); and

                1.10.4. all reissues, reexaminations and renewals of the patents described in Sections 1.10.1, 1.10.2 and 1.10.3.

       1.11. "Fixed Wireless Services" means the substantially-symmetric, bi-directional communication of information, including at least one dedicated substantially-symmetric, bi-directional voice-channel, over a path that extends through the air from a base-station located on network premises to a communication device located on subscriber premises, which base-station transmits and receives subscriber addressed, substantially-symmetric, bi-directional communications, including at least one dedicated substantially symmetric, bi-directional voice-channel, to more than one addressed subscriber and wherein the communication path is not switched from one base-station located on network premises to another such base station in response to movement of the subscriber communication device. For purposes of clarification of the term Fixed Wireless Services, and without expanding that term, the term bi-directional voice-channel includes a frequency-duplex, multi-tone, time-division-multiple-access channel such as that utilized currently by AWS in its fixed wireless service.

       1.12.    "IPR Futures" shall have the meaning set forth in Section 6.1.

       1.13.    "Joint Materials" shall have the meaning set forth in Section
                3.2.3.

       1.14. "Joint Patent Applications" means the patent applications listed in Schedule F and the patents issuing thereon.

       1.15. "Joint Proprietary Information" shall have the meaning set forth in Section 3.1.5.

       1.16.    "Joint Software" shall have the meaning set forth in Section
                2.1.3.

       1.17. "License Restricted Patents" means those patents listed in, or issuing from applications listed in, Schedule A annexed hereto.

       1.18. "Materials" means documents, specifications, designs, plans, drawings or other tangible works of authorship, including any of the foregoing materials in electronic form, and any copyright rights therein (whether or not registered). Notwithstanding the preceding, Materials shall not include Software.

       1.19. "Mobile Wireless Services" as provided by a Person, means a non-private telecommunications service that provides bi-directional, wide-area communication of information, including voice, data, video or combinations thereof, over a communication path that extends through the air from a base-station operated and owned or leased by that Person to a mobile-subscriber communication device, which base-station transmits and receives subscriber-addressed, bi-directional communications to and from more than one addressed subscriber and wherein the communication path is switched from one base-station operated and owned or leased by that Person to another such base-station in response to movement of the addressed subscriber's mobile communication device.

       1.20.    "Non-Registering Party" shall have the meaning set forth in
                Section 4.2.

       1.21.    "Parent Materials" shall have the meaning set forth in Section
                3.2.2.

       1.22. "Parent Proprietary Information" shall have the meaning set forth in Section 3.1.2.

       1.23.    "Parent Software" shall have the meaning set forth in Section
                2.1.2.

       1.24. "Proprietary Information" means business, technical or other information, existing as of the Distribution Date, including information contained in Materials, which is proprietary to one or more members of either or both Groups and that derives economic value, actual or potential, from not being generally know to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

       1.25. "Reasonable Efforts" means that the obligated Party is required to make a diligent and good faith effort to accomplish the applicable objective using resources reasonably available to it. Such obligation, however, does not require an expenditure of any funds or the incurrence of a liability on the part of the obligated Party, nor does it require that the obligated Party act in a manner that would be contrary to normal commercial practices in order to accomplish the objective. The fact that the objective is not actually accomplished is no indication that the obligated Party did not in fact utilize its Reasonable Efforts in attempting to accomplish the objective.

       1.26.    "Registering Party" shall have the meaning set forth in Section
                4.2.

       1.27.    "Restricted Term" shall have the meaning set forth in Section
                5.4.

       1.28. "Selected Defensive Protection Patents" shall have the meaning set forth in Section 7.2.

       1.29. "Software" means any source or object code instructions for controlling the operation of a central processing unit or computer.

       1.30.    "Special Affiliates" means

                1.30.1. in the case of AWS, (i) any Person in the Cellular Field with respect to which AWS possesses, directly or indirectly through one or more intermediaries, at least a 15% equity interest in such Person, (ii) AWS joint ventures and (iii) joint venture partners of AWS; and

                1.30.2. in the case of Parent, (i) any Person outside the Cellular Field with respect to which Parent possesses, directly or indirectly through one or more intermediaries, at least a 15% equity interest in such Person, (ii) Parent joint ventures and (iii) joint venture partners of Parent.

       1.31. "Specified Patents" means the patents listed in, and patents issuing from the applications listed in, Schedule G, as well as continuations, divisions and foreign counterparts of the patents and patent applications listed in Schedule G.

       1.32.    "Strategic Competitors" shall have the meaning set forth in
                Section 5.4.

       1.33.    "Supply Person" shall have the meaning set forth in Section 8.1.

       1.34.    "Third Party" means any Person other than a member of a Group.

       1.35. "Third Party Infringement Claim" shall have the meaning set forth in Section 7.1.

       1.36. "Third Party IP License" means a license granted by a Third Party to Parent to use intellectual property owned by such Third Party, which license is exclusively used or held for use by Parent solely in the conduct of the business of the Wireless Group as such business is conducted as of the Distribution Date. With respect to Software licensed from a Third Party, if certain copies of such Software are used exclusively by Parent and other copies of the Software are used exclusively by the Wireless Group (and assuming those other copies are licensed to Parent), then only those licenses for the particular copies of the Software exclusively used by the Wireless Group shall be deemed Third Party IP Licenses.

       1.37. "Wireless Group Assigned Patents" means those patents and patent applications listed in the Patent Assignment to be entered into between Parent and AWS as provided in Section 5.5, the form of which is annexed hereto in Schedule B.

       1.38.    "Wireless Group Materials" shall have the meaning set forth in
                Section 3.2.1.

       1.39. "Wireless Group Proprietary Information" shall have the meaning set forth in Section 3.1.1.

       1.40.    "Wireless Group Software" shall have the meaning set forth in
                Section 2.1.1.


2.     SOFTWARE

       2.1. Existing Software Ownership. As between the Parent Group and the Wireless Group, any Software existing as of the Distribution Date that was:

                2.1.1. solely created by or, other than by any member of the Parent Group, for the Wireless Group shall be owned by the Wireless Group, subject to rights of Third Parties, if any. For avoidance of doubt, Software created by a member of the Parent Group for the Wireless Group shall be owned by the Parent Group (under Section 2.1.2) instead of the Wireless Group. Software owned by the Wireless Group pursuant to this Section 2.1.1 is referred to as "Wireless Group Software";

                2.1.2. solely created by or, other than by any member of the Wireless Group, for the Parent Group shall be owned by the Parent Group, subject to rights of Third Parties, if any. For avoidance of doubt, Software created by a member of the Wireless Group for the Parent Group shall be owned by the Wireless Group (under Section 2.1.1) instead of the Parent Group. Software owned by the Parent Group pursuant to this Section 2.1.2 is referred to as "Parent Software"; and

                2.1.3. a joint work (as such term is defined under Section 101 of Title 17 of the United States Code) created by one or more members of the Parent Group and one or more members of the Wireless Group shall be jointly owned by the Groups, subject to rights of Third Parties, if any. Software jointly owned by the Groups pursuant to this
                         Section 2.1.3 is referred to as "Joint Software".

       2.2. Allocation of Software Ownership Within A Group. Each Group may allocate ownership of Software owned by that Group to the appropriate member or members within that Group.

       2.3.     Software License Grants.

                2.3.1. Subject to the terms and conditions of this Agreement, Parent hereby grants, and agrees to cause each other member of the Parent Group to grant, to AWS a non-exclusive, fully paid-up, worldwide, perpetual and irrevocable license to reproduce, prepare derivative works based upon, distribute, publicly perform and display, and transmit any Parent Software that is in the possession of any member of the Wireless Group as of the date of the SDA and any Parent Software that may be delivered by Parent to AWS prior to the Distribution Date in accordance with an agreement identified in Schedule 2.2(b)(ii) of the SDA (concerning intercompany agreements that are not terminated).

                2.3.2. Subject to the terms and conditions of this Agreement, AWS hereby grants, and agrees to cause each other member of the Wireless Group to grant, to Parent a non-exclusive, fully paid-up, worldwide, perpetual and irrevocable license to reproduce, prepare derivative works based upon, distribute, publicly perform and display, and transmit any Wireless Group Software that is in the possession of any member of the Parent Group as of the date of the SDA.

       2.4. Furnishing of Software. Notwithstanding any provision of the SDA, any Ancillary Agreements or this Agreement other than
                Section 2.4.1 below, no member of either Group is required to furnish any Software to any member of the other Group.

                2.4.1. If a member of one Group possesses Software that is owned by the other Group, such member may, prior to the Distribution Date, request that the owning Group furnish a copy of such Software in source code form, if reasonably available. AWS and Parent shall each appoint a contact person to coordinate the exchange of source code between the Groups and both such contact persons shall put in place an appropriate process to implement this obligation. Such process shall include a requirement that the requesting Group furnish sufficient proof to establish that such Group had possession of the requested Software in object code form as of the date of the SDA, or in the case of the Wireless Group, that the Software was delivered in accordance with an agreement identified in Schedule 2.2(b)(ii) of the SDA (concerning intercompany agreements that are not terminated). No source code shall be exchanged between members of the Groups except at the direction of the contact persons.

       2.5. Subsequent Derivative Works. For avoidance of doubt, the right to "prepare derivative works" included in the license grants of
                Section 2.3 are under copyright law rights only and do not convey any rights or licenses under any other intellectual property rights, including patents or trade secrets. A Group creating, after the Distribution Date, Software that is a Derivative Work of other Software licensed from the other Group shall own the particular modifications, additions or changes made to such other Software by the creating Group, subject to the intellectual property rights of such other Group. No license is granted hereunder to such modifications, additions or changes by the Group creating such a Derivative Work to the other Group that owns the Software on which such Derivative Work is based.

       2.6. Confidentiality of Software. Each Group shall treat any source code for Software owned by the other Group as Proprietary Information of the other Group as to which the confidentiality undertaking in Section 3 are applicable.



3.     PROPRIETARY INFORMATION AND MATERIALS

       3.1. Ownership of Existing Proprietary Information. As between the Parent Group and the Wireless Group, any Proprietary Information existing as of the Distribution Date:

                3.1.1. that was solely developed by or, other than by any member of the Parent Group, for the Wireless Group shall be owned by the Wireless Group, subject to rights of Third Parties, if any. For avoidance of doubt, Proprietary Information developed by a member of the Parent Group for the Wireless Group shall be owned by the Parent Group (under Section 3.1.2) instead of the Wireless Group. Proprietary Information owned by the Wireless Group pursuant to this Section 3.1.1 or
                         Section 3.1.4 is referred to as "Wireless Group Proprietary Information";

                3.1.2. that was solely developed by or, other than by any member of the Wireless Group, for the Parent Group shall be owned by the Parent Group, subject to rights of Third Parties, if any. For avoidance of doubt, Proprietary Information created by a member of the Wireless Group for the Parent Group shall be owned by the Wireless Group (under Section 3.1.1) instead of the Parent Group. Proprietary Information owned by the Parent Group pursuant to this Section 3.1.2 or Section
                         3.1.4 is referred to as "Parent Proprietary
                         Information";

                3.1.3. that is determined to have resulted from joint development by one or more members of the Parent Group and one or more members of Wireless Group, shall be jointly owned by the Groups;

                3.1.4. that is in the possession of only one Group and for which it cannot be determined who developed the Proprietary Information, shall be owned by the possessing Group; and

                3.1.5. that is in the possession of both Groups and for which it cannot be determined who developed the Proprietary Information shall be jointly owned by the Groups unless, in the exercise of Parent's reasonable discretion, ownership shall be allocated differently and then such Proprietary Information shall be owned as reasonably determined by Parent. Proprietary Information jointly owned by the Groups pursuant to
                         Section 3.1.3 or this Section 3.1.5 is referred to as "Joint Proprietary Information".

                Notwithstanding the foregoing, marketing and sales information concerning the provision of services to customers by either the Wireless Group or the

                Parent Group shall remain owned by the Group providing such services and shall be deemed "Customer Related Proprietary Information" of that Group, but such information shall not be included in the terms "Wireless Group Proprietary Information" or "Parent Proprietary Information", as the case may be. In the event that a Joint Material contains Customer Related Proprietary Information of one Group, the other Group has no right or license to, in any way, use or disclose that Customer Related Proprietary Information.

       3.2. Existing Materials Ownership. Subject to ownership of any Proprietary Information contained therein as provided in Section
                3.1 and as between the Parent Group and the Wireless Group, any Material existing as of the Distribution Date that was:

                3.2.1. solely created by or, other than by any member of the Parent Group, for the Wireless Group shall be owned by the Wireless Group, subject to rights of Third Parties, if any. For avoidance of doubt, Materials created by a member of the Parent Group for the Wireless Group shall be owned by the Parent Group (under Section 3.2.2) instead of the Wireless Group. Materials owned by the Wireless Group pursuant to this Section 2.1.1 is referred to as "Wireless Group Materials";

                3.2.2. solely created by or, other than by any member of the Wireless Group, for the Parent Group shall be owned by the Parent Group, subject to rights of Third Parties, if any. For avoidance of doubt, Materials created by a member of the Wireless Group for the Parent Group shall be owned by the Wireless Group (under Section 3.2.1) instead of the Parent Group. Materials owned by the Parent Group pursuant to this Section 2.1.2 is referred to as "Parent Materials"; and

                3.2.3. a joint work (as such term is defined under Section 101 of Title 17 of the United States Code) created by one or more members of the Parent Group and one or more members of the Wireless Group shall be jointly owned by the Groups, subject to rights of Third Parties, if any. Materials jointly owned by the Groups pursuant to this
                         Section 3.2.3 are referred to as "Joint Materials".

       3.3. Allocation of Ownership of Proprietary Information and Materials Within A Group. Each Group may allocate ownership of Proprietary Information and Materials owned by that Group to the appropriate member or members within that Group.

       3.4.     License Grants for Proprietary Information and Materials.

                3.4.1. Subject to the terms and conditions of this Agreement, Parent hereby grants, and agrees to cause each other member of the Parent Group to grant, to AWS a non-exclusive, fully paid-up, worldwide, perpetual and irrevocable license
                         a.) to use any Parent Proprietary Information that is in the possession of any member of the Wireless Group as of the date of the SDA and any Parent Proprietary Information that may be delivered by Parent to AWS prior to the Distribution Date in accordance with an agreement identified in
                               Schedule 2.2(b)(ii) of the SDA (concerning intercompany agreements that are not terminated); and

                         b.) to reproduce, prepare derivative works based upon, distribute, publicly perform and display, and transmit any Parent Materials that are in the possession of any member of the Wireless Group as of the date of the SDA and any Parent Materials that may be delivered by Parent to AWS prior to the Distribution Date in accordance with an agreement identified in Schedule 2.2(b)(ii) of the SDA (concerning intercompany agreements that are not terminated).

                3.4.2. Subject to the terms and conditions of this Agreement, AWS hereby grants, and agrees to cause each other member of the Wireless Group to grant, to Parent a non-exclusive, fully paid-up, worldwide, perpetual and irrevocable license

                         a.) to use any Wireless Group Proprietary Information that is in the possession of any member of the Parent Group as of the date of the SDA; and

                         b.) to reproduce, prepare derivative works based upon, distribute, publicly perform and display, and transmit any Wireless Group Materials that are in the possession of any member of the Parent Group as of the date of the SDA.

       3.5. Subsequent Derivative Works. For avoidance of doubt, the right to "prepare derivative works" of Materials included in the license grants of Section 3.4 are under copyright law rights only and do not convey any rights or licenses under any other intellectual property rights, including patents or trade secrets. A Group creating an item of Material that is a Derivative Work of other Material licensed from the other Group shall own the particular modifications, additions or changes made to such other Material by the creating Group, subject to the intellectual property rights of such other Group.

       3.6. Confidentiality Obligations. With respect to Proprietary Information owned solely by the other Group, each Group shall:

                3.6.1. restrict disclosure of such Proprietary Information to its employees with a need to know and obligate such employees to conduct themselves in accordance with the obligations assumed herein, and

                3.6.2. not disclose such Proprietary Information to any Third Party without the prior written approval of such other Group (which shall not be unreasonably withheld), except that, each Group may disclose

                         Proprietary Information, other than Customer Related Proprietary Information, owned by the other Group to a Third Party without prior written approval if, and only to the extent that, such disclosure is consistent with the conduct of the Group's business and such Third Party is obligated to maintain the confidentiality of such Proprietary Information.

       3.7. Limitations on Confidentiality Restrictions. The restrictions concerning the use or disclosure of Proprietary Information contained in Section 3.6 shall not apply to information:

                3.7.1. lawfully received free of restriction from another source having the right to furnish such information;

                3.7.2. after it has become generally available to the public without breach of this Agreement;

                3.7.3. independently developed without use of the Proprietary Information; or

                3.7.4. that the Group who owns such information agrees, in writing, may be used or disclosed and then only to the extent of such agreement.

       3.8. Compelled Production. The restrictions concerning the use or disclosure of Proprietary Information contained in Section 3.6 shall not preclude a member of either Group, on the advice of counsel, from complying with applicable law or other demand under lawful process, including a discovery request in a civil litigation or from a governmental agency or official, if the member first gives the Group owning the relevant Proprietary Information notice of the required disclosure and cooperates with the owning Group, at the owning Group's sole expense, in seeking reasonable protective arrangements with the party requiring disclosure under applicable law or other demand under lawful process. In no event shall the such cooperation require any member to take any action which, on the advice of its counsel, could result in the imposition of any sanctions or other penalties against that member.



4. JOINTLY OWNED SOFTWARE, MATERIALS, PROPRIETARY INFORMATION AND PATENT APPLICATIONS

       4.1. Meaning of Joint Ownership. Each of Parent (and the members of the Parent Group) and AWS (and the members of the Wireless Group) has the right to (i) use and exploit the Joint Software, Joint Proprietary Information, Joint Materials and Joint Patent Applications, (ii) license the Joint Software, Joint Proprietary Information, Joint Materials and Joint Patent Applications to third parties on a non-exclusive basis (and to grant releases of past conduct that would infringe or misappropriate Joint Software, Joint Proprietary Information, Joint Materials or Joint Patent Applications) and (iii) transfer its one-half ownership interest in any or all Joint Software, Joint Proprietary Information,

                Joint Materials or Joint Patent Applications to any Third Party, in each case (x) without restriction (other than, to the extent applicable, the confidentiality obligations referred to in
                Section 3.6 and rights in Customer Related Proprietary Information), (y) without the consent of the other Group, and
                (z) without the obligation to account to the other Group for profits derived therefrom.

       4.2. Registration and Obtaining Patent Protection. Should Parent (or any member of the Parent Group) or AWS (or any member of the AWS Group) (the "Registering Party") desire at any time to register copyrights in any Joint Software, Joint Proprietary Information or Joint Materials, or seek patent protection for a jointly made invention in any Joint Software, Joint Materials or Joint Proprietary Information, in any jurisdiction, such Party shall notify the other Party (the "Non-Registering Party") in writing of its intent and the reasons therefor. The Non-Registering Party promptly shall communicate in writing any objections it may have. In the absence of any written objections within thirty
                (30) days after the date of its notice, the Registering Party shall be free to proceed with the desired registration in the name of both AWS and the Parent. In the event of any such objections by the Non-Registering Party, the Parties shall discuss and negotiate reasonably and in good faith to resolve the objections based on each Party's business objectives with respect to the relevant item of Joint Software, Joint Proprietary Information or Joint Material. The Parties shall share equally any actual and reasonable out-of-pocket expenses (excluding the value of the time of either Party's employees) incurred in connection with any such registration. The Registering Party promptly shall provide the Non-Registering Party with copies of each application and issued registration or issued patent under this Section 4.2.

       4.3. Joint Patent Applications. With regard to the Joint Patent Applications, Schedule F identifies those that will be prosecuted by AWS and those that will be prosecuted by Parent.

                4.3.1. Joint Patent Applications Prosecuted by AWS. The Parties agree that AWS shall make all patent prosecution and maintenance decisions, both in the United States and in foreign countries, relating to those Joint Patent Applications that it will prosecute in accordance with Section 4.3 above, or to any application, domestic or foreign, claiming priority from those Joint Patent Applications, or to any patent issuing from those applications, including any continuation, division or continuation-in-part application (any such patents and applications hereinafter referred to in this Section 4.3.1 and its clause (a) as "AWS Managed Applications"). AWS shall consult with Parent on material decisions relating to the prosecution and maintenance of any AWS Managed Applications, including any decision to abandon an AWS Managed Application, amend any of the claims in an AWS Managed Application, or, upon allowance of any claims, any decision whether or not to file a continuation, division or continuation-in-part application. Parent's position on any such decision shall be adopted by AWS in making such decision, if such position is reasonable in view of the objective interests of both Parent and AWS. Any and all expenses for prosecuting and maintaining AWS Managed Applications shall be borne solely by AWS. At AWS' request, Parent shall provide AWS with assistance in the prosecution of AWS Managed Applications that is reasonable, necessary and solely within Parent's ability to provide, such as, by way of example, providing time of the only available inventor for assistance in prosecution. AWS shall bear any and all costs for such assistance, including costs for inventor time.

                         a.) In the event that AWS elects not to continue prosecution or maintenance of an AWS Managed Application, or elects to dedicate an AWS Managed Application, AWS will offer to Parent a fee-free assignment of AWS' interest in such AWS Managed Application and will effect an assignment if such offer is accepted. Parent shall thereafter bear all expenses associated with the prosecution and maintenance of any such assigned AWS Managed Application, and shall have sole control of such assigned AWS Managed Application.

                4.3.2. Joint Patent Applications Prosecuted by Parent. The Parties agree that Parent shall make all patent prosecution and maintenance decisions, both in the United States and in foreign countries, relating to those Joint Patent Applications that it will prosecute in accordance with Section 4.3 above, or to any application, domestic or foreign, claiming priority from those Joint Patent Applications, or to any patent issuing from those applications, including any continuation, division or continuation-in-part application (any such patents and applications hereinafter referred to in this Section 4.3.2 and its clause (a) as "Parent Managed Applications"). Parent shall consult with AWS on material decisions relating to the prosecution and maintenance of any Parent Managed Applications, including any decision to abandon a Parent Managed Application, amend any of the claims in a Parent Managed Application, or, upon allowance of any claims, any decision whether or not to file a continuation, division or continuation-in-part application. AWS' position on any such decision shall be adopted by Parent in making such decision, if such position is reasonable in view of the objective interests of both AWS and Parent. Any and all expenses for prosecuting and maintaining Parent Managed Applications shall be borne solely by Parent. At Parent's request, AWS shall provide Parent with assistance in the prosecution of Parent Managed Applications that is reasonable, necessary and solely within AWS' ability to provide, such as, by way of example, providing time of the only available inventor for assistance in prosecution. Parent shall bear any and all costs for such assistance, including costs for inventor time.

                         a.) In the event that Parent elects not to continue prosecution or maintenance of a Parent Managed Application, or elects to dedicate a Parent Managed Application, Parent will offer to AWS a fee-free assignment of Parent's interest in such Parent Managed Application and will effect an assignment if such offer is accepted. AWS shall thereafter bear all expenses associated with the prosecution and maintenance of any such assigned Parent Managed Application, and shall have sole control of such assigned Parent Managed Application.

                4.3.3. For purposes of the Parties' rights with respect to Joint Patent Applications under Sections 4.1 and 4.4, the term Joint Patent Applications shall further include, to the extent not already included, AWS Managed Applications and Parent Managed Applications, and patent issuing therefrom, but, for each such application or patent, only for so long as the application or patent is jointly owned.

       4.4. Infringement by Third Parties. Should either AWS or Parent become aware of any actual infringement or misappropriation of Joint Software, Joint Proprietary, Joint Materials or Joint Patent Applications, such Party shall communicate promptly the details to the other Party and the Parties will meet and confer regarding any enforcement action with respect to such Joint Software, Joint Proprietary Information, Joint Materials or Joint Patent Applications. If the Parties decide jointly to bring an action for infringement or misappropriation of each Joint Software, Joint Proprietary Information, Joint Materials or Joint Patent Applications, the Parties shall equally share all actual and reasonable expenses associated herewith (except for the value of the time of each Party's employees in connection with the action; each Party shall alone bear its employee expenses) and any resulting damages or compensation, including any amounts paid in settlement. If the Parties decide not to jointly bring such an action, either Party or any of its Affiliates may, at its own expense (including, as the Parties shall agree on a case by case basis, compensation, if any, of the other Party for the value of time of the other Party's employees as reasonably required, in connection with the action), enforce the Joint Software, Joint Proprietary Information, Joint Materials or Joint Patent Applications against any Third Party infringer or misappropriating person without the consent of the other Party, subject to the following: (i) neither Party shall have any obligation to be joined as a party plaintiff in such action without its prior written content, which may be granted or withheld in its sole discretion, regardless of whether such joinder is required in order to confer jurisdiction in the jurisdiction in which the action is to be brought; (ii) if either Party brings any such action on its own, including cases in which the other Party consents to be named as party plaintiff, the Party bringing the action agrees to defend, indemnify and hold harmless the other

                Party for all losses, costs, liabilities and expenses arising out of or related to the bringing of such action; and (iii) the Party bringing such action shall not take any action, or make any admissions, that may affect the validity or enforceability of any jointly owned intellectual property without the prior written consent of the other Party. If the enforcing Party or an Affiliate thereof recovers any damages or compensation for any action the enforcing Party or such affiliate takes hereunder, including any settlement, the enforcing Party or such affiliate shall retain one hundred percent (100%) of such damages. If the Parties cooperate in any such enforcement action, then any recovery of damages or compensation shall be allocated pursuant to mutual agreement. For avoidance of doubt, this Section shall not serve to restrict or in any way limit the rights of each joint owner granted in Section 4.1.



5.     PATENTS

       5.1.     Patent License Grants.

                5.1.1. Subject to the terms and conditions of this Agreement, Parent hereby grants, and agrees to cause each other member of the Parent Group to grant, to AWS under Existing Parent Patents, a nonexclusive, fully paid-up, worldwide, perpetual and irrevocable license to make, have made, use, have used, offer to sell, sell and import any and all products and services in the conduct of any present or future business.

                5.1.2. Subject to the terms and conditions of this Agreement, AWS hereby grants, and agrees to cause each other member of the Wireless Group to grant, to Parent under Existing Wireless Group Patents, a nonexclusive, fully paid-up, worldwide, perpetual and irrevocable license to make, have made, use, have used, offer to sell, sell and import any and all products and services in the conduct of any present or future business.

       5.2. Customer Pass-Through. The licenses grants of Section 5.1 further include the right of each Group to pass through to its customers the right to use products and services sold by that Group alone or in combination with any other products and services sold by that Group, whether or not furnished at the same time.

       5.3. No Implied Rights. Except as expressly granted in Section 5, no other provision of this Agreement shall be construed as conferring by implication, estoppel or otherwise any license or other rights under any patent owned or controlled by any Group.

       5.4. Refraining From Licensing. Schedule C annexed hereto includes a list of the current top ten (10) domestic mobile cellular/PCS carriers based on their respective number of combined mobile cellular and PCS subscribers as of the most recent calendar quarter reported by the CTIA (the Cellular Telephone Industry Association), each of whom provide services that directly compete with services offered by AWS (the "Strategic Competitors"). The list of Strategic

                Competitors may be changed annually, by written notice of AWS to Parent received within 30 days of the anniversary of the Distribution Date, to reflect the then current top ten (10) domestic mobile cellular/PCS carriers based on their respective number of combined mobile cellular and PCS subscribers as of the last calendar quarter reported by the CTIA as of the date of the notice. For avoidance of doubt, the Strategic Competitors shall not include any member of the Parent Group or any entities that may be divested from the Parent Group. Except as otherwise provided, for a period of five (5) years (the "Restricted Term") following the Distribution Date, Parent covenants that it will not grant to any Strategic Competitor an express license under the License Restricted Patents in the Cellular Field. Upon notice received by Parent from AWS within three (3) months prior to the expiration of the Restricted Term, Parent shall offer to AWS the ability to extend the Restricted Term on mutually agreed commercial terms and conditions that shall include compensation to Parent for any such extension. Any agreement concerning such extension shall be concluded prior to the expiration of the Restricted Term. For avoidance of doubt, if an agreement concerning such extension is not concluded by the expiration of the Restricted Term, Parent shall have no further obligations under this Section 5.4, unless the Parties agree otherwise.

                5.4.1. Notwithstanding, if, in the context of developing a service offer that includes the provision of services by a service provider in the Cellular Field, the Wireless Group has been offered the opportunity to have its services included in such offer but an agreement with the Wireless Group is not concluded within a commercially reasonable period of time, then Parent shall not be precluded from working with, through any licensing in the Cellular Field of the License Restricted Patents, another service provider even if that service provider is a Strategic Competitor.

                5.4.2. Notwithstanding, Parent shall not be precluded from granting any license under its patents, including any of the License Restricted Patents, in defense or settlement of any patent infringement claim, in writing, asserted against Parent or any Affiliate of Parent.

                5.4.3. Notwithstanding, in the event that a Strategic Competitor is potentially infringing a License Restricted Patent, Parent shall not be precluded from asserting the patent against the Strategic Competitor and settling such assertion through a license.

                5.4.4. Notwithstanding, Parent shall not be precluded from any licensing activity reasonably required as a result of participation in any standards bodies.

       5.5. Assignment of Wireless Group Assigned Patents. Parent shall execute and, within ten (10) days after the Distribution Date, deliver to AWS the Patent Assignment annexed hereto in Schedule B.

         5.6. Delivery. Within ten (10) days following the Distribution Date, Parent shall deliver to AWS: (i) a list of names and addresses of each outside counsel who is prosecuting any patent application included in the Wireless Group Assigned Patents; and (ii) the prosecution file histories maintained by Parent for such patent applications.

         5.7. Prosecution of Applications. Parent agrees that, by virtue of the assignment by the Parent Group to AWS of the Wireless Group Assigned Patents, AWS, shall have all rights to control the prosecution of all patent applications included in the Wireless Group Assigned Patents. If AWS shall need, in the prosecution of any such patent applications, any further information that is uniquely in the possession of Parent or any other members of the Parent Group, AWS shall only contact Parent's Chief Patent Counsel who shall determine how to respond to the request.

         5.8. Licensing of Specified Patents. AWS shall have the non-exclusive right to direct Parent's licensing of the Specified Patents in accordance with the principles set forth in Schedule G. Parent shall be free to license the Specified Patents itself and such principles shall not apply to Parent's own licensing of the Specified Patents.

6.       IPR FUTURES AND ISSUES OF OWNERSHIP

         6.1. Ownership Unaffected by this Agreement. All Software, Proprietary Information, Materials, copyrights, inventions, patents and trade secrets

                  6.1.1.   created, developed or made, or,

                  6.1.2. other than by operation of this Agreement, otherwise owned or controlled,

                  by a member of a Group after the Distribution Date ("IPR Futures") shall be owned in accordance with applicable law or agreement and such ownership is not covered or in any way provided by this Agreement, the SDA or any Ancillary Agreements, except that, (i) patents issuing within three years after the Distribution Date on applications described in
                  Section 1.9.2 and 1.10.3 and (ii) reissues, reexaminations and renewals described in Sections 1.9.3 and 1.10.4 shall, in each case, be owned as provided in the definitions of Existing Parent Patents and Existing Wireless Group Patents of Sections
                  1.9 and 1.10, respectively.

         6.2. No Rights or Licenses Granted. Other than with respect to patents included in the definitions of Existing Parent Patents and Existing Wireless Group Patents of Sections 1.9 and 1.10, respectively, no rights or licenses under any IPR Futures are granted pursuant to this Agreement, the SDA or any Ancillary Agreements.

         6.3. Issues as to Ownership. In the event that a genuine issue should arise under this Agreement as to the ownership of particular Software, Proprietary Information, Materials, or patents, Parent shall have authority, in the exercise of its reasonable discretion, to resolve that issue and, if it decides the issue adverse to AWS' position, Parent shall provide AWS with the basis for Parent's decision.

7.       DEFENSIVE PROTECTION

         7.1. Notice of Defensive Protection Right. If, after the Distribution Date, a member of either Group shall receive from a Third Party a written assertion claiming that the member is infringing any patent owned by such Third Party (a "Third Party Infringement Claim"), AWS or Parent, as the case may be, shall, on behalf of such member of its Group, have the right to seek to use certain of the patents of the other Group in defense of such assertion. Within 60 days after the receipt of the Third Party Infringement Claim, AWS or Parent, as the case may be, shall provide the other with written notice of an intent to exercise this right. For purposes of this Section 7, the Party exercising this defensive protection right is referred to as the "Defending Party" and the other Party is referred to as the "Complying Party".

         7.2. Identification of Selected Defensive Protection Patents. Schedule D annexed hereto includes the list of patents owned by Parent Group that may be selected from by AWS in the event that the Third Party Infringement Claim is asserted against a member of the Wireless Group. Schedule E annexed hereto includes the list of patents owned by Wireless Group that may be selected from by Parent in the event that the Third Party Infringement Claim is asserted against a member of the Parent Group. Within thirty (30) days after written notice of the intent to exercise the defensive protection right under
                  Section 7.1, Parent and AWS shall meet to jointly select in good faith no more than five (5) patents from the patents identified in either Schedule D or E, as the case may be, which patents can then be used in defending against the Third Party Infringement Claim (the "Selected Defensive Protection Patents"). The Selected Defensive Protection Patents shall be made available to the Defending Party for defensive protection as provided in this Section 7.

         7.3. Grant of Sublicensing Right. The Complying Party shall grant to the Defending Party under the Selected Defensive Protection Patents a non-exclusive right to grant a license to the Person asserting the Third Party Infringement Claim solely for the purpose of settling such Claim. The license to be granted to such Person shall be subject to commercially reasonable terms and conditions mutually agreed by Parent and AWS. Parent and AWS shall equally split any compensation payable by such Person for the license. If deemed appropriate by both Parent and AWS, the license to be granted to such Person may be royalty free.

         7.4. Assignment of Selected Defensive Protection Patents. If the Third Party Infringement Claim is asserted in a lawsuit filed against the member of the Wireless Group or Parent Group, as the case may be, then the Complying Party shall assign to the Defending Party the Selected Defensive Protection Patents subject to the reversion back to the Complying Party provided in Section 7.4.1 and the non-exclusive license granted to Complying Party in Section 7.4.2. Such assignment shall be further subject to all existing licenses and rights previously granted with respect to the Selected Defensive Protection Patents.

                  7.4.1. Ownership of Selected Defensive Protection Patents shall automatically revert back to Complying Party immediately upon the occurrence of any of the following:

                           a.) With respect to each of the Selected Defensive Protection Patents, the Defending Party not asserting a counterclaim of infringement of that Selected Defensive Protection Patent as part of its responsive pleading to the complaint for the Third Party Infringement Claim;

                           b.) The conclusion of the lawsuit for the Third Party Infringement Claim, having exhausted all rights of appeal; or

                           c.)      The settlement of the Third Party
                                    Infringement Claim.

                  7.4.2. The Complying Party shall be granted under the Selected Defensive Protection Patents a nonexclusive, fully paid-up, worldwide, perpetual and irrevocable license, with the right to sublicense, except as restricted in Section 5.4, any Person other than the Person asserting the Third Party Infringement Claim, to make, have made, use, have used, offer to sell, sell and import any and all products and services in the conduct of any present or future business.

         7.5. Appointment of Licensing Agent. If Selected Defensive Protection Patents are assigned to the Defending Party in accordance with Section 7.4, then the Defending Party hereby appoints the Complying Party as the Defending Party's exclusive licensing agent for the assigned Selected Defensive Protection Patents with respect to all Persons other than the Person asserting the Third Party Infringement Claim, except as restricted in Section 5.4. For avoidance of doubt, such right shall be to the exclusion of the Defending Party.

8.       SUPPLIER LICENSING

         8.1. Request for License. In order to foster the availability of any products or services needed by the Wireless Group or the Parent Group in the conduct of their businesses, AWS or Parent, respectively, may desire that a Third Party (a "Supply Person") in its Group's supply chain, or which it intends to add to its Group's supply chain, be licensed under one or more of the patents identified in

                  Schedule D or E, respectively. AWS or Parent, as the case may be, may by written notice, request that the other Group grant to the Supply Person a nonexclusive license under such patents covering such products or services, which request shall not be unreasonably denied.

         8.2. Granting of Request to License. For license requests accepted by Parent or AWS, as the case may be, both Parent and AWS will work together to develop a term sheet to adequately address the identified need for products or services from the Supply Person. At its option, the Party who has been requested to grant the license may accept such license request by granting the other Party a sublicensing right that allows the other Party to license the needed products or services from the Supply Person.

         8.3. Compensation. With respect to any license or sublicense granted in accordance with this Section 8, the Party owning the patent may charge a commercially reasonable royalty and shall retain all compensation from such license or sublicense. However, with respect to each product or service actually furnished by the Supply Person to a member of the Group who requested that the license be granted, a royalty credit shall be granted to the Supply Person.

9.       LICENSING OF SPECIAL AFFILIATES

         9.1. Request for License. AWS or Parent may, by written notice to the other Party, request that the other Group grant to one or more of its Special Affiliates a nonexclusive license under patents identified in Schedule D or E, respectively, which request shall not be unreasonably denied. It shall not constitute unreasonable denial if a Party denies such a request because the requested license would be inconsistent with the strategic business interests or direction of that Party or would be to a material competitor of that Party.

         9.2. Granting of Request to License. For license requests accepted by Parent or AWS, as the case may be, the requesting Party may provide to the accepting Party a term sheet that identifies the type of license the requesting Party desires be granted. The Party accepting the request shall consider such term sheet, but shall have complete, ultimate discretion with respect to all terms and conditions for the requested license.

         9.3. Compensation. With respect to any license or sublicense granted in accordance with this Section 9, the Party owning the patent may charge a commercially reasonable royalty and shall retain all compensation from such license.

10.      THIRD PARTY IP LICENSES

         10.1. Third Party IP Licenses -- Patents. With respect to any Third Party IP License that only concerns patent rights, Parent shall use Reasonable Efforts to first seek the concurrence of the licensor to share with AWS the patent rights granted pursuant to such Third Party IP License. If Parent cannot obtain such concurrence and Parent has the right to assign all of its rights and obligations pertaining to such Third Party IP License without incurring any obligations or liability, Parent shall assign, as of the Distribution Date, such Third Party IP License to AWS subject to AWS' approval and the conditions set forth in Section 10.3.

         10.2. Third Party IP Licenses -- Other Than Patents. If Parent shall have the right to assign, without incurring any obligations or liability, all of its rights and obligations pertaining to a Third Party IP License other than such Licenses as discussed in Section 10.1, Parent shall assign such Third Party IP License to AWS subject to the conditions set forth in Section 10.3.

         10.3. Assumption of Liabilities and Indemnification. With respect to any Third Party IP License assigned by Parent to AWS, AWS shall assume, and indemnify and hold harmless Parent and any Affiliate of Parent and their directors, officers, employees, agents and representatives, and each of their heirs, executors, successors and assigns, from and against all liabilities, costs, expenses and claims arising out of or in connection with, all obligations incurred or to be incurred with respect to such Third Party IP License after the Distribution Date. For avoidance of doubt, this section shall not be read as a limitation on any obligations of AWS or Parent as provided in the SDA.

         10.4.    AWS Covenants.

                  10.4.1. In the event that license rights concerning particular Software, Materials, or proprietary information of a Third Party are not assigned to AWS and AWS receives from Parent or any Person owning or controlling such Software, Materials, or proprietary information, notice that AWS or any member of the Wireless Group should cease use of such Software, Materials, or proprietary information, AWS or such member shall immediately cease all use of such Software, Materials, or proprietary information.

                  10.4.2. With respect to any Third Party IP License concerning patent rights that is assigned by Parent to AWS in accordance with Section 10.1, AWS shall assume any and all obligations that Parent may have had to Lucent Technologies Inc. pursuant to that certain Separation and Distribution Agreement dated as of February 1, 1996, as amended and restated as of March 29, 1996, by and among Parent, Lucent Technologies Inc. and NCR Corporation.

11.      ASSIGNMENT / SUBLICENSING

         11.1. This Agreement may not be assigned by either Group without the other Group's prior written consent, except that, Parent may assign its rights and obligations under this Agreement in the event of any merger, consolidation or other reorganization of Parent or Parent Group. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors, legal representatives and permitted assigns of each of the Parties.

         11.2. Either Parent or AWS may sublicense any rights granted to it hereunder to any Person who is or becomes an Affiliate of Parent or AWS, respectively, provided that, the sublicense granted to such Person shall only be effective for so long as such Person remains an Affiliate of Parent or AWS. Notwithstanding the foregoing, any sublicense granted by Parent to a member of the Parent Group shall survive the sale or other divestiture of such member from the Parent Group and any subsequent restructuring(s) involving that member.

         11.3. Notwithstanding any provision of this Agreement, the SDA or any Ancillary Agreement, in the event a Change of Control of AWS, or any Affiliate that hereafter succeeds to all or substantially all of the assets and business of AWS, shall occur (the date on which such event occurs being referred to as the "AWS Change of Control Date"), any and all license rights granted to AWS pursuant to this Agreement shall, effective as of the AWS Change of Control Date, automatically revert to personal, not transferable covenants not to sue that only permit AWS and its Affiliates (such Affiliates being limited to only those Affiliates that were also AWS' Affiliates immediately prior to the Change of Control Date) to use the intellectual property covered by this Agreement in the conduct of AWS' business as that business was conducted by AWS as of the Applicable Date. If the Applicable Date is the Distribution Date, then technology changes to products and services used or furnished in the conduct of AWS' business as that business was conducted by AWS as of the Distribution Date shall be permitted under these covenants granted by AT&T, but only under the intellectual property that had been licensed pursuant to this Agreement. By way of example, of the intended affect of the preceding two sentences, and not limitation as to their applicability to other forms of intellectual property covered by this Agreement, the license granted to AWS under
                  Section 5.1.1, and any related sublicense granted by AWS to any of its Affiliates (such Affiliates being limited to only those Affiliates that were also AWS' Affiliates immediately prior to the AWS Change of Control Date) pursuant to Section 11.2, shall automatically revert, effective as of the AWS Change of Control Date, to a personal, non-transferable covenant not to sue AWS and such Affiliates under Existing Parent Patents for, solely in the conduct of AWS' business, making, having made, using, having used, offering to sell, selling and importing products and services of the type used or furnished in the conduct of AWS' business as that business was conducted by AWS as of the Applicable Date. Licensor further covenants to AWS that Licensor will not sue AWS' customers under the intellectual property covered by this Agreement for such customers' own use of services provided by AWS in accordance with the covenant provided by this Section 11.3, provided however, that if such use by a customer involves making a combination this covenant shall only extend to such combinations as were covered within the scope of Section 5.2.

                  11.3.1. For avoidance of doubt, effective as of the AWS Change of Control Date, AWS' rights to request licensing of a Supply Person and a Special Affiliate under Sections 8 and 9, respectively, and AWS' right to seek defensive protection under Section 7 shall all terminate and Parent shall thereafter have no further obligations under Sections 5.4 and 5.8. In the event of a Change of Control of Parent, Parent's rights to request licensing of a Supply Person and a Special Affiliate under Sections 8 and 9, respectively, and Parent's right to seek defensive protection under Section 7 shall automatically terminate, but, unless the AWS Control Date has occurred, Parent shall continue to honor its obligations under Sections 5.4 (unless Parent's obligations under Section 5.4 have otherwise terminated as provided in this Agreement) and 5.8.

                  11.3.2. If, after the Distribution Date, Parent shall assign to any Third Party rights in intellectual property licensed to AWS pursuant to the terms of this Agreement, which assignment conveys to the Third Party any rights to enforce against AWS such intellectual property, then Parent covenants to obligate such Third Party to honor the covenants that may be received by AWS and the Fixed Wireless Business pursuant to Sections 11.3 and 11.4, respectively.

         11.4. In the event that AWS shall divest itself of that portion of its business which provides Fixed Wireless Services (that portion of Licensee's business being referred to as the "Fixed Wireless Business"), then (i) the Fixed Wireless Business shall enjoy after such divestiture personal, non transferable covenants not to sue that only permit the Fixed Wireless Business to use the intellectual property licensed to AWS under this Agreement in provision of Fixed Wireless Services to the customers of the Fixed Wireless Business and (ii) all licenses granted to AWS pursuant to this Agreement shall automatically exclude any and all rights relating to the provision of Fixed Wireless Services. Any covenant not to sue extended to the Fixed Wireless Business pursuant to this Section shall be subject to all of the terms and conditions of this Agreement. If, after the divestiture of the Fixed Wireless Business, there is a Change of Control of the Fixed Wireless Business, then all covenants not to sue that are extended to the Fixed Wireless Business shall be automatically terminated. On behalf of the Fixed Wireless Business, AWS hereby agrees that Parent shall have the full right to enforce any of the terms and conditions of this Agreement against the Fixed Wireless Business after such divestiture, to the same extent as if the Fixed Wireless Business had been a party to this Agreement.

12.      NO WARRANTIES OR REPRESENTATIONS

         All Software, Proprietary Information and Materials covered under this Agreement are all furnished "AS IS," without any support, assistance, maintenance or warranties of any kind, whatsoever.

         EACH GROUP ASSUMES TOTAL RESPONSIBILITY AND RISK FOR ITS USE OF ANY SOFTWARE, MATERIALS OR INFORMATION COVERED BY THIS AGREEMENT. NEITHER GROUP MAKES, AND EACH GROUP EXPRESSLY DISCLAIMS, ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND WHATSOEVER, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WARRANTIES OF TITLE OR NON-INFRINGEMENT, OR ANY WARRANTY THAT THE SUCH SOFTWARE, MATERIALS OR INFORMATION IS "ERROR FREE."

13.      GOVERNING LAW; IP CLAIMS

         13.1. Choice of Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to its principles of conflicts of law.

         13.2. Intellectual Property Rights. Notwithstanding any provision in this or any other agreement between the Parties relating to the transaction contemplated by the SDA, in no event shall any claims, disputes or controversies which potentially concern the validity, enforceability, infringement or misappropriation of any of intellectual property rights, including any rights protectable under intellectual property law anywhere throughout the world such as patent, copyright, trade secret and trademark law, be subject to resolution by arbitration unless Parent and AWS agree in writing to such resolution after such claim, dispute or controversy is asserted.

         13.3. Equitable Remedies. The Parties recognize that money damages alone may not be an adequate remedy for any breach or threatened breach of any obligation hereunder involving intellectual property rights or either Party exceeding the scope of its license and rights hereunder. The Parties therefore agree that in addition to any other remedies available hereunder, by law or otherwise, the non-breaching Party shall be entitled to seek injunctive relief against any such continued action by the other Party.

14.      NOTICE

         Unless otherwise provided in this Agreement, all notices, consents, approvals, waivers and the like made hereunder shall be in written English addressed as provided below, shall reference this Agreement and shall be sent by any of the following methods: (a) certified mail, postage-prepaid, return-receipt requested, (b) a delivery service which requires proof of delivery signed by the recipient or (c) properly-transmitted facsimile followed by written confirmation in accordance with methods (a), (b) or first-class U.S. mail. The date of notice shall be deemed to be the date it was received (in the case of method (c) above, the date of notice shall be deemed to be the date that the facsimile copy is received). A Party may change its address for notice by written notice delivered in accordance with this Section.

                             Notice to Parent:

                     Francine J. Berry
                     Chief Intellectual Property Counsel
                     AT&T Corp.
                     Room 3251J1
                     295 North Maple Avenue
                     Basking Ridge, New Jersey 07920
                     Telephone No. (908) 221-3327
                     Telecopier No. (908) 221-7657





                             Notice to AWS:

                     AT&T Wireless Services, Inc.
                     16331 NE 72nd Way
                     Redmond, WA 98052
                     Attention: Gregory P. Landis, Esq.
                     Fax No.:  (425) 580-8333


15.      MISCELLANEOUS

         15.1. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT NO OTHER RIGHTS OR LICENSES ARE GRANTED.

         15.2. Notwithstanding any provision of this Agreement, the SDA or any Ancillary Agreements, in no event shall any member of any Group be required to enforce or otherwise assert against any Person any intellectual property rights.

         15.3. Further Assurances. Each Party covenants to execute upon request any further documents reasonably necessary to effect the express terms and conditions of this Agreement, including such documents as are reasonably necessary to vest title in intellectual property rights as provided in this Agreement.

         15.4. Rules of Construction. As used in this Agreement, (i) neutral pronouns and any derivations thereof shall be deemed to include the feminine and masculine and all terms used in the singular shall be deemed to include the plural and vice versa, as the context may require; (ii) the words "hereof," "herein," "hereunder" and other words of similar import refer to this Agreement as a whole, including all exhibits and schedules as the same may be amended or supplemented from time to time, and not to any subdivision of this Agreement; (iii) the word "including" or any variation thereof means "including, without limitation" and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it; (iv) descriptive headings and titles used in this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement, (v) the words "Party" and "Parties" refer, respectively, to a party or to both of the parties to this Agreement (vi) reference to a work of authorship or information as be created or developed by a Party means that the work of authorship or information is created or developed by employees of that Party or by such other individuals, such as contractors, who have a duty to assign ownership in such work of authorship or information to such Party. This Agreement shall be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either Party.

         15.5. This Agreement may not be amended, changed, supplemented, waived or otherwise modified except by an instrument in writing signed by the Parties.

         15.6. The failure of any Party to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by the other Party with its obligations hereunder, and any custom or practice of the Parties at variance with the terms hereof, shall not constitute a waiver by such Party of its right to exercise any such or other right, power or remedy or to demand such compliance.

         15.7. This Agreement is not intended to be for the benefit of and shall not be enforceable by any Person who is not a Party. Nothing in this Agreement, express or implied, is intended to or shall (i) confer on any Person other than the Parties and their respective successors or permitted assigns any rights (including third-party beneficiary rights), remedies, obligations or liabilities under or by reason of this Agreement or (ii) constitute the Parties as partners or as participants in a joint venture. This Agreement shall not provide third parties with any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to the terms of this Agreement. No third party shall have any right, independent of any right that exists irrespective of this Agreement, to bring any suit at law or equity for any matter governed by or subject to the provisions of this Agreement.

         15.8. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the Parties.

         15.9. The provisions of this Agreement are severable, and in the event that any one or more provisions, or any portion thereof, are deemed illegal or unenforceable, the remaining provisions or portions thereof, as the case may be, shall remain in full force and effect unless the deletion of such provision or portion thereof shall cause this Agreement to become materially adverse to either Party, in which event the Parties shall use Reasonable Efforts to arrive at an accommodation that best preserves for the Parties the benefits and obligations of the offending provision or portion thereof.

         15.10. This Agreement together with all other agreements relating to the transaction contemplated by the SDA set forth the entire agreement and understanding between the Parties as to the subject matter hereof and thereof and merge all prior discussions between them. Neither of the Parties shall be bound by any warranties, understandings or representations with respect to such subject matter other than as expressly provided herein, in prior written agreements, or in a writing executed with or subsequent to the execution of this Agreement by an authorized representative of the Party to be bound thereby.

         IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf by one of its duly authorized officers as of the date first written above.



AT&T CORP.                                      AT&T WIRELESS SERVICES, INC.


By:    /s/ David C. Nagel                       By:    /s/ Roderick Nelson
      --------------------                            ---------------------

Name:  David C. Nagel                           Name:  Roderick Nelson


Title: Chief Technology Officer                 Title: Senior VP & Chief
       and President of AT&T Labs                      Technology Officer